                                                                                                                         Exhibit 20

                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  December 1, 1999 to December 31, 1999
Distribution Date: January 18, 2000

Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                            or Certificate Amount
                                                                                                           -------------------------
(i)   Principal Distribution
          Class A-1 Note  Amount                                                                      (0.00)            0.0000000
          Class A-2 Note  Amount                                                                       0.00             0.0000000
          Class A-3 Note  Amount                                                                       0.00             0.0000000
          Class A-4 Note  Amount                                                              13,084,345.54            88.4077402
          Class A-5 Note  Amount                                                                       0.00             0.0000000
          Class A-P Note  Amount                                                               2,811,177.71            22.4894217
          Class B  Note  Amount                                                                1,461,420.87            22.9710920
          Class C  Note  Amount                                                                  558,197.54            22.9710920
          Certificates  Amount                                                                   291,303.12            16.8578192

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                       0.00             0.0000000
          Class A-2 Note  Amount                                                                       0.00             0.0000000
          Class A-3 Note  Amount                                                                       0.00             0.0000000
          Class A-4 Note  Amount                                                                 372,780.72             2.5187886
          Class A-5 Note  Amount                                                                 790,625.00             5.2083333
          Class A-P Note  Amount                                                                 247,240.40             1.9779232
          Class B  Note  Amount                                                                  131,665.46             2.0695609
          Class C  Note  Amount                                                                   53,084.24             2.1845365
          Certificates  Amount                                                                    64,206.07             3.7156291

(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)                298,802,623.32

(iv)  Class A-1 Notes Balance (end of Collection Period)                                               0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                             0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-3 Notes Balance (end of Collection Period)                                             0.00
        Class A-3 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-4 Notes Balance (end of Collection Period)                                    59,653,355.39
        Class A-4 Pool Factor (end of Collection Period)                                                                0.4030632
        Class A-5 Notes Balance (end of Collection Period)                                   151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                1.0000000
        Class A-P Notes Balance (end of Collection Period)                                    45,430,851.57
        Class A-P Pool Factor (end of Collection Period)                                                                0.3634468
        Class B Notes Balance (end of Collection Period)                                      23,617,715.24
        Class B Pool Factor (end of Collection Period)                                                                  0.3712310
        Class C Notes Balance (end of Collection Period)                                       9,020,912.92
        Class C Pool Factor (end of Collection Period)                                                                  0.3712310
        Certificates Balance (end of Collection Period)                                        9,279,788.20
        Certificates Pool Factor (end of Collection Period)                                                             0.5370248

(v)  Basic Servicing Fee                                                                         264,174.22             0.2525650


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


                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  December 1, 1999 to December 31, 1999
Distribution Date: January 18, 2000

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                           ------------------------

(vi)   Aggregate Realized Losses                                                               1,033,614.86
        Aggregate Net Losses                                                                     803,492.50
        Cummulative Net Losses for all periods                                                32,216,989.50

(vii)   Reserve Account Balance after Giving Effect to Payments                               16,200,000.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                     16,200,000.00
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                                    0.00
        Draws on Reserve Account                                                                       0.00
        Deposits to Reserve Account                                                               51,063.09
        Class C Reserve Account Balance after Giving Effect to Payments                        2,241,019.67
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                       2,241,019.67
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                      136,548.34
        Draws on Class C Reserve Account                                                               0.00
        Deposits to Class C Reserve Account                                                            0.00

(viii) Class A-1 Notes Interest Carryover Shortfall                                                    0.00            0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                                   0.00            0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                                   0.00            0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                                   0.00            0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                                   0.00            0.0000000
        Class A-P Notes Interest Carryover Shortfall                                                   0.00            0.0000000
        Class B Notes Interest Carryover Shortfall                                                     0.00            0.0000000
        Class C Notes Interest Carryover Shortfall                                                     0.00            0.0000000
        Certificates Interest Carryover Shortfall                                                      0.00            0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                                  0.00            0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                                  0.00            0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                                  0.00            0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                                  0.00            0.0000000
        Class A-5 Notes Principal Carryover Shortfall                                                  0.00            0.0000000
        Class A-P Notes Principal Carryover Shortfall                                                  0.00            0.0000000
        Class B Notes Principal Carryover Shortfall                                                    0.00            0.0000000
        Class C Notes Principal Carryover Shortfall                                                    0.00            0.0000000
        Certificates Principal Carryover Shortfall                                                     0.00            0.0000000



(ix)  Additional Principal Distributable Amount                                                       (0.00)

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                                     0.00
       Seller or purchased by Servicer


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


                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  December 1, 1999 to December 31, 1999
Distribution Date: January 18, 2000

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                         --------------------------

(xi)  Delinquent Contracts
                                                                                     Number                         Balance
                                                                               -----------------------------------------------------
           30-59 Days                                                                 2021                          14,753,245.01
           60-89 Days                                                                 750                            5,374,260.58
           90 Days or More                                                            427                            2,988,553.11
        Financed Vehicles Repossessed but not yet charged off                          92                              757,262.27

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
---------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                             0.1153182
Weighted Average Remaining Term of Remaining Portfolio                                          27.2844334

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                    0.0053753
     (ii)  Preceding Collection Period                                                           0.0114425
     (iii) Current Collection Period                                                             0.0078286
     (iv)  Three Month Average                                                                   0.0082155

Ending Portfolio Balance                                                                    298,802,623.32








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